CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

            As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 1, 2001, included in MIM Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, and our report dated October 11, 2000, included in MIM Corporation's Form 8-K/A on the financial statements of American Disease Management Associates, LLC as of December 31, 1999 and 1998 and for the three years ended December 31, 1999 and to all references to our Firm included in this registration statement.



                                                             ARTHUR ANDERSEN LLP


August 21, 2001
Roseland, New Jersey